UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices) (zip code)

212-720-7200

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, Jack Lahav was removed as a member of the Board of Directors of Nukkleus Inc. (the “Company”). In addition, on October 10, 2017, Donald P. Fewer was appointed as a member of the Board of Directors of the Company to fill the vacancy resulting from Mr. Lahav’s removal.

Mr. Fewer serves as a Senior Managing Director of Standard Credit Group and member of the executive board at Compagnie Financiere Tradition from 2008 through 2015. Mr. Fewer served as senior managing Director of GFI Group Inc. from June 2000 to April 2008, its head of North America brokerage operations from June 2000 to 2008 and head of credit product brokerage business in North America from January 2007 to April 2008. Mr. Fewer joined GFI Group Inc. in 1996 to establish its global credit derivatives brokerage services. Mr. Fewer served as a Director of GFI Group Inc. since from November 2001 to 2008. Mr. Fewer served as a senior vice president in structured products group of Garvin Guy Butler Corp. Mr. Fewer served as a senior vice president of Prebon-Yamane (U.S.A.) Inc., where he headed its treasury group and was responsible for all non-trading floor operations. Mr. Fewer served as a director of The Clearing Corporation. Mr. Fewer graduated from Pace University and holds a Bachelor of Business Administration. He is a member of Omicron Delta Epsilon - International Economic Honor Society.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

October 11, 2017	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)